Exhibit 5.1

VORYS Vorys, Sater, Seymour and Pease LLP Legal Counsel	52 East Gay Street P.O. Box 1008 Columbus, Ohio 43216-1008 614.464.6400 | www.vorys.com Founded 1909

October 23, 2018
Park National Corporation
50 North Third Street
Newark, Ohio 43055

Re:	Registration Statement on Form S-3 of Park National Corporation
Ladies and Gentlemen:
We have acted as counsel to Park National Corporation, an Ohio corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “SEC”) for the purpose of registering under the Securities Act of 1933: (i) common shares, without par value (the “Common Shares”), of the Company; (ii) preferred shares, without par value (the “Preferred Shares”), of the Company; (iii) Preferred Shares represented by depositary shares (the “Depositary Shares”); (iv) debt securities of the Company (the “Debt Securities”), which may be unsecured senior debt securities (the “Senior Debt Securities”), unsecured subordinated debt securities (the “Subordinated Debt Securities”) and/or unsecured junior subordinated debt securities (the “Junior Subordinated Debt Securities”); (v) warrants to purchase Common Shares, Preferred Shares, Depositary Shares, Debt Securities or units of two or more of the foregoing securities (the “Warrants”); and (vi) units, comprised of any combination of Common Shares, Preferred Shares, Depositary Shares, Debt Securities or Warrants, which may or may not be separable from one another (the “Units” and, together with the Common Shares, the Preferred Shares, the Depositary Shares, the Debt Securities and the Warrants, the “Securities”). An indeterminate number or amount of the Securities of each identified class may be offered from time to time by the Company at indeterminate prices, as set forth in the Registration Statement, any amendment thereto, the prospectus contained in the Registration Statement and one or more prospectus supplements applicable to the offering. Unless otherwise specified in the applicable prospectus supplement: (i) the Senior Debt Securities will be issued under one or more indentures (each, a “Senior Indenture”) to be entered into between the Company and a trustee (the “Senior Trustee”) at a later date; (ii) the Subordinated Debt Securities will be issued under one or more indentures (each, a “Subordinated Indenture”) to be entered into between the Company and a trustee (the “Subordinated Trustee”) at a later date; and (iii) the Junior Subordinated Debt Securities will be issued under one or more indentures (each, a “Junior Subordinated Indenture”) to be entered into between the Company and a trustee (the “Junior Subordinated Trustee”) at a later date.
As such counsel, in rendering the opinions expressed below, we have examined and relied upon the Registration Statement, the exhibits filed therewith or incorporated therein by reference and certain resolutions (the “Resolutions”) adopted by the Board of Directors of the Company (the “Board”) on September 17, 2018. We have also examined and relied, without investigation, as to matters of fact upon such certificates, statements and results of inquiries of public officials and officers and representatives of the Company and originals, or copies of originals certified or otherwise identified to our satisfaction, of such other documents, certificates and other instruments as we have considered relevant and necessary to enable us to render the opinions expressed below. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies for examination.

Columbus | Washington | Cleveland | Cincinnati | Akron | Houston | Pittsburgh

VORYS

Legal Counsel

Park National Corporation
October 23, 2018

Subject to the foregoing and the other matters and assumptions set forth herein, we are of the opinion that, as of the date hereof:
1.    With respect to an offering of Common Shares covered by the Registration Statement, such Common Shares will be duly authorized, and each Common Share will be validly issued, fully paid and nonassessable when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such Common Shares shall have been filed with the SEC in compliance with the Securities Act and the General Rules and Regulations promulgated by the SEC thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions, in conformity with the Articles of Incorporation of the Company, as amended (the “Articles”), the Regulations of the Company, as amended (the “Regulations”), the Resolutions and applicable law, authorizing the issuance and sale of such Common Shares; and (iv) certificates representing such Common Shares shall have been duly executed, countersigned, registered and delivered, or such Common Shares shall have been duly registered and settlement duly effected by book-entry delivery, in accordance with the applicable definitive purchase, underwriting, distribution or similar agreement approved by the Board or a duly authorized committee thereof to the purchasers thereof against payment of the agreed consideration therefor.
2.    The issuance and sale of each series of Preferred Shares covered by the Registration Statement will be duly authorized, and each share of such series of Preferred Shares will be validly issued, fully paid and nonassessable when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such series of Preferred Shares shall have been filed with the SEC in compliance with the Securities Act and the General Rules and Regulations promulgated by the SEC thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions, in conformity with the Articles, the Regulations, the Resolutions and applicable law, establishing and designating such series of Preferred Shares and fixing and determining the relative, participating, optional or other special rights and preferences of such series and the qualifications, limitations or restrictions thereof and authorizing the issuance and sale of such series of Preferred Shares; (iv) the Company shall have filed with the Ohio Secretary of State a certificate of amendment to the Articles duly executed on behalf of the Company with respect to such series of Preferred Shares in conformity with the Articles and such final resolutions; and (v) certificates representing such series of Preferred Shares shall have been duly executed, countersigned, registered and delivered, or, if applicable, such series of Preferred Shares shall have been duly registered and settlement duly effected by book-entry delivery, in accordance with the applicable definitive purchase, underwriting, distribution or similar agreement approved by the Board or a duly authorized committee thereof to the purchasers thereof against payment of the agreed consideration therefor or upon conversion or exercise of any Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the Board or a duly authorized committee thereof.
3.    The Depositary Shares covered by the Registration Statement will be validly issued and entitle the holders thereof to the rights specified in the Depositary Shares and the deposit agreement relating to the Depositary Shares (the “Deposit Agreement”) when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the Depositary Shares and the series of Preferred Shares underlying such Depositary Shares shall have been filed with the SEC in compliance with the Securities Act and the General Rules and Regulations promulgated by the SEC thereunder; (iii) the Deposit Agreement relating to such Depositary Shares shall have been duly authorized, executed and delivered by the Company and duly authorized, executed and delivered by the preferred share depositary; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions, in conformity with the Articles, the Regulations, the Resolutions and applicable law, establishing and designating the series of Preferred Shares underlying the Depositary Shares and fixing and determining the relative, participating, optional or other special rights and preferences of such series and the qualifications, limitations or restrictions thereof

VORYS

Legal Counsel

Park National Corporation
October 23, 2018

and authorizing the issuance and sale of such series of Preferred Shares; (v) the Company shall have filed with the Ohio Secretary of State a certificate of amendment to the Articles duly executed on behalf of the Company with respect to the series of Preferred Shares underlying the Depositary Shares in conformity with the Articles and such final resolutions; (vi) certificates representing the series of Preferred Shares underlying such Depositary Shares shall have been duly executed, countersigned, registered and delivered, or, if applicable, the series of Preferred Shares underlying such Depositary Shares shall have been duly registered and settlement duly effected by book-entry delivery, against payment of the agreed consideration therefor; and (vii) the depositary receipts evidencing Depositary Shares shall have been duly authorized, executed, authenticated, issued and delivered by the preferred share depositary in the manner set forth in the Deposit Agreement and in accordance with the applicable definitive purchase, underwriting, distribution or similar agreement approved by the Board or a duly authorized committee thereof against payment of the agreed consideration therefor.
4.    Each issue of Warrants covered by the Registration Statement will be validly issued and constitute legal and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such issue of Warrants and the Common Shares, Preferred Shares, Depositary Shares or Debt Securities issuable upon exercise of such Warrants shall have been filed with the SEC in compliance with the Securities Act and the General Rules and Regulations promulgated by the SEC thereunder; (iii) a warrant agreement (the “Warrant Agreement”) relating to such issue of Warrants shall have been duly authorized, executed and delivered by the Company and duly authorized, executed and delivered by the warrant agent named in the Warrant Agreement; (iv) the specific terms of a particular issuance of Warrants shall have been duly established in accordance with the Warrant Agreement and applicable law; (v) the Board or a duly authorized committee thereof shall have duly adopted final resolutions, in conformity with the Articles, the Regulations, the Resolutions and applicable law, authorizing the execution and delivery of the Warrant Agreement and the issuance and sale of such issue of Warrants; (vi) if such Warrants are exercisable for Common Shares, the actions described in numbered paragraph 1 above shall have been taken; (vii) if such Warrants are exercisable for Preferred Shares, the actions described in numbered paragraph 2 above shall have been taken; (viii) if such Warrants are exercisable for Depositary Shares, the actions described in numbered paragraph 3 above shall have been taken; (ix) if such Warrants are exercisable for Debt Securities, the actions described in numbered paragraph 5, numbered paragraph 6 or numbered paragraph 7 below, as applicable, shall have been taken; (x) if such Warrants are exercisable for Units, the actions described in numbered paragraph 8 below shall have been taken; and (xi) certificates representing such issue of Warrants shall have been duly executed, countersigned and issued in accordance with such Warrant Agreement and the final resolutions of the Board or a duly authorized committee thereof and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting, distribution or similar agreement approved by the Board or a duly authorized committee thereof to the purchasers thereof against payment of the agreed consideration therefor.
5.    Each series of Senior Debt Securities covered by the Registration Statement will be validly issued and constitute legal and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Senior Indenture (including any necessary indenture supplement to the Senior Indenture) and the Senior Trustee shall have been selected and qualified under the Trust Indenture Act of 1939, as amended (the “TIA”); (ii) a prospectus supplement with respect to such series of Senior Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the General Rules and Regulations promulgated by the SEC thereunder; (iii) the specific terms of a particular series of Senior Debt Securities shall have been duly established in accordance with the Senior Indenture (including any necessary indenture supplement to the Senior Indenture) and applicable law; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions, in conformity with the Articles, the Regulations, the Resolutions and applicable law, authorizing the terms, issuance and sale of such series of Senior Debt Securities and the execution and delivery of the Senior Indenture (including any necessary indenture supplement to the Senior Indenture); (v) the Senior Indenture (including any necessary indenture supplement to the Senior Indenture) shall have

VORYS

Legal Counsel

Park National Corporation
October 23, 2018

been duly authorized, executed and delivered by the Company and the Senior Trustee; and (vi) the Senior Debt Securities shall have been duly authorized and executed by the Company and duly authenticated by the Senior Trustee and issued as provided in the Senior Indenture, any applicable indenture supplement, and the final resolutions of the Board or a duly authorized committee thereof and shall have been duly delivered in accordance with the Senior Indenture, any applicable indenture supplement and the applicable purchase, underwriting, distribution or similar agreement approved by the Board or a duly authorized committee thereof to the purchasers thereof against payment of the agreed consideration therefor or upon conversion or exercise of any Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the Board or a duly authorized committee thereof.
6.    Each series of Subordinated Debt Securities covered by the Registration Statement will be validly issued and constitute legal and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Subordinated Indenture (including any necessary indenture supplement to the Subordinated Indenture) and the Subordinated Trustee shall have been selected and qualified under the TIA; (ii) a prospectus supplement with respect to such series of Subordinated Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the General Rules and Regulations promulgated by the SEC thereunder; (iii) the specific terms of a particular series of Subordinated Debt Securities shall have been duly established in accordance with the Subordinated Indenture (including any necessary indenture supplement to the Subordinated Indenture) and applicable law; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions, in conformity with the Articles, the Regulations, the Resolutions and applicable law, authorizing the terms, issuance and sale of such series of Subordinated Debt Securities and the execution and delivery of the Subordinated Indenture (including any necessary indenture supplement to the Subordinated Indenture); (v) the Subordinated Indenture (including any necessary indenture supplement to the Subordinated Indenture) shall have been duly authorized, executed and delivered by the Company and the Subordinated Trustee; and (vi) the Subordinated Debt Securities shall have been duly authorized and executed by the Company and duly authenticated by the Subordinated Trustee and issued as provided in the Subordinated Indenture, any applicable indenture supplement, and the final resolutions of the Board or a duly authorized committee thereof and shall have been duly delivered in accordance with the Subordinated Indenture, any applicable indenture supplement and the applicable definitive purchase, underwriting, distribution or similar agreement approved by the Board or a duly authorized committee thereof to the purchasers thereof against payment of the agreed consideration therefor or upon conversion or exercise of any Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the Board or a duly authorized committee thereof.
7.    Each series of Junior Subordinated Debt Securities covered by the Registration Statement will be validly issued and constitute legal and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Junior Subordinated Indenture (including any necessary indenture supplement to the Junior Subordinated Indenture) and the Junior Subordinated Trustee shall have been selected and qualified under the TIA; (ii) a prospectus supplement with respect to such series of Junior Subordinated Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the General Rules and Regulations promulgated by the SEC thereunder; (iii) the specific terms of a particular series of Junior Subordinated Debt Securities shall have been established in accordance with the Junior Subordinated Indenture (including any necessary indenture supplement to the Junior Subordinated Indenture) and applicable law; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions, in conformity with the Articles, the Regulations, the Resolutions and applicable law, authorizing the terms, issuance and sale of such series of Junior Subordinated Debt Securities and the execution and delivery of the Junior Subordinated Indenture (including any necessary indenture supplement to the Junior Subordinated Indenture); (v) the Junior Subordinated Indenture (including any necessary indenture supplement) shall have been duly authorized, executed and delivered by the Company and the Junior Subordinated Trustee; and (vi) the

VORYS

Legal Counsel

Park National Corporation
October 23, 2018

Junior Subordinated Debt Securities shall have been duly authorized and executed by the Company and duly authenticated by the Junior Subordinated Trustee and issued as provided in the Junior Subordinated Indenture, any applicable indenture supplement, and the final resolutions of the Board or a duly authorized committee thereof and shall have been duly delivered in accordance with the Junior Subordinated Indenture, any applicable indenture supplement and the applicable definitive purchase, underwriting, distribution or similar agreement approved by the Board or a duly authorized committee thereof to the purchasers thereof against payment of the agreed consideration therefor or upon conversion or exercise of any Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the Board or a duly authorized committee thereof.
8.    Each issue of Units covered by the Registration Statement will be validly issued and constitute legal and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such issue of Units and the Common Shares, Preferred Shares, Depositary Shares, Debt Securities and/or Warrants underlying such Units shall have been filed with the SEC in compliance with the Securities Act and the General Rules and Regulations promulgated by the SEC thereunder; (iii) a Unit agreement (the “Unit Agreement”) relating to such issue of Units shall have been duly authorized, executed and delivered by the Company and duly authorized, executed and delivered by the Unit agent named in the Unit Agreement; (iv) the specific terms of a particular issue of Units shall have been duly established in accordance with the Unit Agreement and applicable law; (v) the Board or a duly authorized committee thereof shall have duly adopted final resolutions, in conformity with the Articles, the Regulations, the Resolutions and applicable law, authorizing the execution and delivery of the Unit Agreement and the issuance and sale of such Units; (vi) if Common Shares underlie such Units, the actions described in numbered paragraph 1 above shall have been taken; (vii) if Preferred Shares underlie such Units, the actions described in numbered paragraph 2 above shall have been taken; (viii) if Depositary Shares underlie such Units, the actions described in numbered paragraph 3 above shall have been taken; (ix) if Warrants underlie such Units, the actions described in numbered paragraph 4 above shall have been taken; (x) if Debt Securities underlie such Units, the actions described in numbered paragraph 5, numbered paragraph 6 or numbered paragraph 7 above, as applicable, shall have been taken; (xi) certificates representing the Common Shares and/or Preferred Shares underlying such Units shall have been duly executed, countersigned and registered or, if applicable, the Common Shares and/or the Preferred Shares underlying such Units shall have been duly registered and settlement duly effected by book-entry delivery; (xii) depositary receipts representing the Depositary Shares underlying such Units shall have been duly executed, authenticated and issued; (xiii) certificates representing the Warrants underlying such Units shall have been duly executed, countersigned and issued; (xiv) the Senior Debt Securities, the Subordinated Debt Securities and/or the Junior Subordinated Debt Securities underlying such Units shall have been duly authorized and executed by the Company and duly authenticated by the Senior Trustee, the Subordinated Trustee or the Junior Subordinated Trustee, as appropriate; and (xv) the Units shall have been duly executed, authenticated and delivered by the Unit agent in the manner set forth in the Unit Agreement against payment of the agreed consideration therefor and in accordance with the applicable definitive purchase, underwriting, distribution or similar agreement approved by the Board or a duly authorized committee thereof.
The opinions in numbered paragraphs 3 through 8 above are qualified to the extent that the enforcement of the Depositary Shares and related Deposit Agreement, the Debt Securities, the Senior Indenture, the Subordinated Indenture, the Junior Subordinated Indenture, the Warrants and the related Warrant Agreement and the Units and the related Unit Agreement may be limited: (i) by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting the enforcement of the rights and remedies of creditors (including, without limitation, the effect of statutory or other laws regarding preferential transferees); (ii) by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) under certain circumstances, under law or court decisions in respect of provisions providing for the indemnification

VORYS

Legal Counsel

Park National Corporation
October 23, 2018

of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) to the extent the enforcement of any Debt Securities denominated in a currency other than United States dollars may be limited by requirements that a claim (or a foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (v) in respect of any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy.
For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of each Common Share, each Preferred Share, each issue of Depositary Shares, each Warrant, each Unit, and each series of Debt Securities, as the case may be: (i) the Registration Statement, and any amendments thereto, will have become effective and such effectiveness will not have been terminated or rescinded; (ii) a prospectus supplement describing the Securities, to the extent required by the Securities Act and the General Rules and Regulations promulgated by the SEC thereunder, will be timely filed with the SEC; (iii) any Securities being offered will be issued and sold as contemplated in the Registration Statement or the prospectus supplement(s) relating thereto; (iv) the terms of any Security will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; (v) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; (vi) in the case of the issue of Depositary Shares, the terms and conditions of the Depositary Shares and the underlying Preferred Shares and the related Deposit Agreement will be as expressly contemplated in the prospectus supplement relating thereto; (vii) in the case of the issue of Warrants, the terms and conditions of the Warrants, the Common Shares, Preferred Shares, Depositary Shares, Debt Securities or Units issuable upon the exercise of such Warrants, and the related Warrant Agreement will be as expressly contemplated in the prospectus supplement relating thereto; (viii) in the case of the issue of Debt Securities, the form of Senior Indenture, the form of Subordinated Indenture or the form of Junior Subordinated Indenture, as appropriate, will be as expressly contemplated in the prospectus supplement relating thereto; (ix) in the case of the issue of Units, the terms and conditions of the Units, the underlying Common Shares, Preferred Shares, Depositary Shares, Warrants and/or Debt Securities, and the related Unit Agreement will be as expressly contemplated in the prospectus supplement relating thereto; (x) the Articles, as currently in effect, will not have been modified or amended except as contemplated in numbered paragraph 2 or numbered paragraph 3 above, and will be in full force and effect; (xi) with respect to Common Shares, there will be sufficient Common Shares authorized under the Articles, as in effect at the relevant time, and not otherwise reserved for issuance; and (xii) with respect to Preferred Shares, there will be sufficient Preferred Shares authorized under the Articles, as in effect at the relevant time, and not otherwise reserved for issuance. We have also assumed that none of the terms of any Securities to be established subsequent to the date hereof, the issuance and delivery of any such Securities, or the compliance by the Company with the terms of any such Securities will violate any applicable law or public policy or restriction imposed by any court or governmental body having jurisdiction over the Company. We have further assumed that each Warrant Agreement, each Deposit Agreement, the Senior Indenture, each indenture supplement to the Senior Indenture, the Subordinated Indenture, each indenture supplement to the Subordinated Indenture, the Junior Subordinated Indenture, each indenture supplement to the Junior Subordinated Debenture and each Unit Agreement will be governed by the laws of the State of Ohio.
With respect to any instrument or agreement executed or to be executed by any party, we have assumed, to the extent relevant to the opinions set forth herein, that: (i) such party (if not a natural person) has been duly formed or organized and is validly existing and in good standing under the laws of its jurisdiction of formation or organization; (ii) such party is or will be duly qualified to engage in the activities contemplated by each instrument or agreement to which it is or will become a party; (iii) such party has or will have full right, power and authority to execute, deliver and perform its obligations under each instrument or agreement to which it is or will become a party and each such instrument or agreement has been or will be duly authorized (if applicable), executed and delivered by, and is or will be a valid, binding and enforceable agreement or obligation, as the case may be, of such party and (iv) such party will

VORYS

Legal Counsel

Park National Corporation
October 23, 2018

be in compliance, at all applicable times and in all respects material to each instrument or agreement to which it is or will become a party, with all applicable laws and regulations.
The opinions expressed herein are limited solely to: (i) the federal laws of the United States of America; and (ii) the laws of the State of Ohio, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction on the opinions expressed herein. Our opinions are limited to those expressly set forth herein, and we express no opinions by implication.
The opinions expressed herein are given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur that could affect the opinions contained herein.
This opinion letter is being provided in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5) of SEC Regulation S-K. We hereby consent to your filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “LEGAL MATTERS” in the prospectus comprising a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Vorys, Sater, Seymour and Pease LLP